EXHIBIT 10.11

EXECUTION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”), dated as of April 3, 2023 (the “Effective Date”), is by and among WELLS FARGO BANK, N.A. (the “Assignor”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (the “Assumption Party”).

WHEREAS, the Assignor’s corporate trust business performs certain roles for the transactions (each an “Assumed Transaction” and collectively, the “Assumed Transactions”) set forth on Schedule I hereto (the “Transaction Schedule”) pursuant to the applicable transaction documents (with respect to each Assumed Transaction, the “Transaction Documents”);

WHEREAS, Wells Fargo Bank, National Association, as back-up servicer (the "Back-up Servicer"), Ford Credit Floorplan Corporation ("FCF Corp") and Ford Credit Floorplan LLC ("FCF LLC"), as depositors (the "Depositors"), Ford Credit Floorplan Master Owner Trust A, as issuer (the "Issuer") and Ford Motor Credit Company LLC ("Ford Credit"), as servicer (the "Servicer") are parties to that certain Amended and Restated Back-Up Servicing Agreement, dated as of December 1, 2010 (the "Back-up Servicing Agreement"), among the Depositors, the Issuer, the Servicer and the Assignor.

WHEREAS, Assignor sold substantially all of its corporate trust business (including, without limitation, the back-up servicing business thereunder and excluding account bank or related roles) to Assumption Party on November 1, 2021, such that the Assumption Party (a) is acquiring substantially all of the assets of the Assignor with respect to its back-up servicing rights and obligations and (b) is succeeding to the back-up servicing business of the Assignor.

WHEREAS, in connection with such sale, pursuant to the terms of this Agreement, the Assignor desires to assign, and the Assumption Party desires to assume, the rights, duties and obligations of the Assignor as each role played by the Assignor’s corporate trust business (excluding any account bank or related roles), (each, a “Transferred Role”) with respect to each Assumed Transaction under the applicable Transaction Documents.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.            Assumption; Agreement to Service. From and after the Assumption Date (as set forth on Schedule I) and in accordance with Section 3.2 of the Back-up Servicing Agreement, the Assignor hereby assigns, transfers, and conveys each Transferred Role under each Transaction Document, and the Assumption Party hereby agrees to act in the capacity of each Transferred Role with respect to the related Assumed Transaction under the applicable Transaction Documents and assumes all of the rights, duties and obligations under the Transaction Documents; provided, that the Assumption Party is not assuming: (a) obligations under the Transaction Documents incurred prior to the Assumption Date, whether or not known as of the Assumption Date (whether responsibilities, duties, liabilities or otherwise), (b) obligations of the Assignor in any role with respect to any transaction other than the Transferred Roles, and (c) obligations under any agreement to which the Assignor is not expressly a party. In furtherance of the above, the

Assumption Party, from and after the Assumption Date, agrees to act in the capacity of each Transferred Role in accordance with the terms of the applicable Transaction Documents. The Assignor shall remain liable for all such liability arising prior to the Assumption Date and for its own actions and omissions apart from those assumed by the Assumption Party. On and after Assumption Date, the Assumption Party shall be the Back-up Servicer for the Receivables held by the Issuer and all references to the "Back-up Servicer" in any Transaction Document shall mean Computershare Trust Company, National Association in its capacity as the "Back-up Servicer.

2.            No Release of the Assignor. Except as expressly provided in this Agreement, nothing contained herein shall affect any claims that any party may have against the Assignor or otherwise release the Assignor from any obligation arising under any Transaction Document or related to any Assumed Transaction before the Assumption Date.

3.            Further Assurances. Assignor agrees that, from time to time, as required by the Transaction Documents of the Assumed Transactions, Assignor will execute and deliver such further documents and perform such other acts as may be reasonably required to fully effect the purposes of this Agreement.

4.            Representations of the Assumption Party. In connection with its assumption of the obligations of each Transferred Role with respect to the Assumed Transactions, the Assumption Party hereby represents and warrants, as of the Assumption Date:

(a)            Due Organization and Authority. The Assumption Party is a national banking association and is in compliance with the laws of any such state to the extent necessary to perform the Transferred Roles in accordance with the Transaction Documents; the Assumption Party has the full power and authority to execute and deliver this Agreement and to perform in accordance with the Transaction Documents; the execution and delivery of this Agreement and the performance of the Transaction Documents by the Assumption Party and the consummation of the transactions contemplated thereby have been duly and validly authorized; this Agreement and the Transaction Documents evidence the valid, binding and enforceable obligations of the Assumption Party; and, to the best of the Assumption Party’s knowledge, in compliance with and as may be required by each governing transaction document applicable to the Assumed Transactions, all conditions precedent to the actions contemplated by this Agreement have been satisfied and the actions contemplated by this Agreement are authorized and permitted;

(b)            No Conflicts. Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of the Transaction Documents, will conflict with or result in a breach of any of the terms, conditions or provisions of the Assumption Party’s charter or by-laws or any legal restriction or any agreement or instrument to which the Assumption Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assumption Party or its property is subject;

(c)            No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Assumption Party’s knowledge, threatened against the

Assumption Party which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action to be taken by the Assumption Party as contemplated herein; and

(d)            Eligibility Requirements. The Assumption Party meets all eligibility requirements under the Transaction Documents with respect to the qualifications of a successor to Assignor in each Transferred Role.

4.            Address for Notices. The Assumption Party’s address for purposes of all notices and correspondence related to the Assumed Transactions and the Transaction Documents shall be as follows:

Computershare Corporate Trust

ATTN: Business Escrow

9062 Old Annapolis Road

Columbia, MD 21045

5.            Survival. The representations, warranties, covenants and agreements of the Assumption Party contained herein shall survive the execution and delivery of this Agreement.

6.            Governing Law. THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD HAVE THE EFFECT OF GIVING EFFECT TO THE LAWS OF ANOTHER JURISDICTION).

7.            Counterparts. This Agreement shall be valid, binding and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement may be executed in one or more counterparts, including via facsimile or email (or any other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

8.            Waivers and Modifications in Writing. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

9.            Third-Party Beneficiaries. The Assignor will promptly deliver a copy of this Agreement to the Issuer, the Depositors and the Servicer, each of which will be third-party beneficiaries of this Agreement.

(Signature Pages Immediately Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by the undersigned, thereunto duly authorized, as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY NATIONAL ASSOCIATION, as the Assumption Party

By:	/s/ Brett Hudson
Name:	Brett Hudson
Title:	Vice President

(Signature Pages Continue)

[Signature Page to Assignment and Assumption Agreement - Ford]

wELLS FARGO BANK, N.A., as the Assignor

By:	/s/ Jane E. Labouliere
Name:	Jane E. Labouliere
Title:	Senior Vice President

[Signature Page to Assignment and Assumption Agreement - Ford]

ACKNOWLEDGED AND AGREED TO BY:

THE BANK OF NEW YORK MELLON,
not in its individual capacity,
but solely as Indenture Trustee

By:	/s/ Kelly M. Crosson
	Name:	Kelly M. Crosson
	Title:	Vice President

[Signature Page to Assignment and Assumption Agreement - Ford]

SCHEDULE I

ASSUMED TRANSACTIONS

Deal Key	Deal Short Name	Deal Long Name	Assumption Date
FORDFL061	Ford Floorplan 2006-1	Ford Credit Floorplan Master OT A Series 2006-1 Floating Rate Asset Backed	April 3, 2023
FORDFL145	Ford Floorplan 2014-5	Ford Credit Floorplan Master Owner Trust Class A VFN	April 3, 2023
FORDFL184	Ford Floorplan 2018-4	Ford Credit Floorplan Master Owner Trust Series 2018-4 Asset Backed Notes	April 3, 2023
FORDFL192	Ford Floorplan 2019-2	Ford Credit Floorplan Master Owner Trust A Series 2019-2 Asset Backed Notes	April 3, 2023
FORDFL194	Ford Floorplan 2019-4	Ford Credit Floorplan Master Owner Trust A Series 2019-4 Asset Backed Notes	April 3, 2023
FORDFL201	Ford Floorplan 2020-1	Ford Credit Floorplan Master Owner Trust A Series 2020-1 Asset Backed Notes	April 3, 2023
FORDFL202	Ford Floorplan 2020-2	Ford Credit Floorplan Master Owner Trust A Series 2020-2 Asset Backed Notes	April 3, 2023

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